Exhibit 32.2

Certification of Chief Executive Officer and Chief Financial Officer of IMH Financial Corporation
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of IMH Financial Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned, certify, to the best of our knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer and Chairman

By:	/s/ Samuel J. Montes
Samuel J. Montes
Chief Financial Officer

Dated:	November 14, 2018